Exhibit 10.19

AMENDMENT NO. 1 TO LOAN AGREEMENT

This Amendment No. 1 (the “Amendment”) dated as of June 28, 2005, is between Bank of America, N.A. (“the Bank”) and K-Swiss Inc. (the “Borrower”).

RECITALS

A. The Bank and the Borrower entered into a certain Loan Agreement dated as of June 1, 2005 (together with any previous amendments, the “Agreement”).

B. The Bank and the Borrower desire to amend the Agreement.

AGREEMENT

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

2. Amendments. The Agreement is hereby amended as follows:

2.1 Paragraph 5.3 is hereby amended to read in its entirety as follows:

“5.3 Guaranties. Guaranties signed by K-Swiss Sales Corp (‘K-Swiss Sales’) and Royal Elastics Inc. (‘REI’).”

3. Release of Guarantor. Bank hereby releases K-Swiss International Ltd. (“K-Swiss International) from any and all obligations under that certain Limited Guaranty dated June 1, 2005, which Guaranty shall be of no further force or effect.

4. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, and (d) if the Borrower is a business entity or a trust, this Amendment is within the Borrower’s powers, has been duly authorized, and does not conflict with any of the Borrower’s organizational papers.

5. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

6. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

7. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

Amendment to Loan Agreement	Page 1	Revised 1/11/05

This Amendment is executed as of the date stated at the beginning of this Amendment.

BANK:

Bank of America, N.A.

By:	/s/ Matthew Koenig
Matthew Koenig, Senior Vice President

BORROWER:

K-Swiss Inc.

By:	/s/ Steven Nichols

Amendment to Loan Agreement	Page 2	Revised 1/11/05